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                              EXHIBIT 22


                         SPARTON CORPORATION

The Registrant, Sparton Corporation, an Ohio Corporation, had the following subsidiaries at June 30, 1998:


                                                                           Incorporated
                    Name                                                        In
------------------------------------------------                           ------------

Domestic:

     Continuing Operations
               Sparton Electronics Florida, Inc.                             Florida
               Sparton Technology, Inc.                                      New Mexico

     Discontinued Operations
               Sparton Engineered Products, Inc.-Flora Group                 Illinois

Foreign (both continuing operations):

               Sparton of Canada, Limited                                    Ontario, Canada
               Sparton Electronics International Sales, Ltd.                 Barbados





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